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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 of Form S-3 (File No. 333-75946) and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-52420, 33-8658 and 2-99919, 333-51739, 333-68369 and 333-80913) and the
related Prospectuses of Allen Telecom Inc. of our report dated February 16, 1999, except as to paragraph five of note 9 as originally presented in the financial statements for the year ended December 31, 1998, which is as of March 1, 1999, on our audit of the consolidated statement of operations, of stockholders' equity, and of cash flows and the financial statement schedule of Allen Telecom Inc. which appears under Item 14(a) on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


January 18, 2002